UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 5, 2020

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 8.01    Other Events.

As previously disclosed in our Current Report on Form 8-K filed October 22, 2020, on October 16, 2020, the independent members of the board of directors of Ashford Inc. (the “Company”) provided Ashford Hospitality Trust, Inc. (“Ashford Trust”) a 30-day deferral on the payment of certain fees and reimbursable expenses with respect to the month of October 2020 payable under the Advisory Agreement (defined below). Additionally, the independent members of the board of directors of the Company provided Ashford Trust a 30-day deferral on the payment of certain fees payable to Lismore Capital II LLC (“Lismore”), a subsidiary of the Company, pursuant to the Lismore Agreement (defined below).

On October 28, 2020, the independent members of the board of directors of Ashford Trust requested that the Company provide Ashford Trust: (i) an additional 30-day deferral of the base advisory fees and Lismore success fees for the month of October 2020 that were previously deferred; (ii) a 30-day deferral of the base advisory fees and any additional Lismore success fees for the month of November 2020; and (iii) a waiver of the requirement that Ashford Trust replace the FF&E (furniture, fixtures and equipment) purchased in connection with the Company’s funding of its obligations under the Enhanced Return Funding Program Agreement (“ERFP Agreement”) related to Ashford Trust’s acquisition of the Embassy Suites New York Manhattan Times Square. On November 5, 2020, the independent members of the board of directors of the Company approved these requests, as described further below.

Advisory Agreement

Absent a waiver, pursuant to the Amended and Restated Advisory Agreement, effective as of June 10, 2015, by and among Ashford Trust, Ashford Hospitality Limited Partnership, Ashford TRS Corporation, the Company and Ashford Hospitality Advisors LLC, as amended (the “Advisory Agreement”), Ashford Trust must pay, on a monthly basis, a base management fee. The minimum base management fee is equal to the greater of: (i) 90% of the base fee paid for the same month in the prior fiscal year; and (ii) 1/12th of the “G&A Ratio” for the most recently completed fiscal quarter multiplied by Ashford Trust’s total market capitalization on the last balance sheet date included in the most recent quarterly report on Form 10-Q or annual report on Form 10-K that Ashford Trust filed with the Securities and Exchange Commission. In addition, the Company is entitled to receive directly or be reimbursed for all expenses paid or incurred by the Company on behalf of Ashford Trust or in connection with the services provided by the Company pursuant to the Advisory Agreement.

On November 5, 2020, the independent members of the board of directors of the Company granted Ashford Trust: (i) an additional 30-day deferral of the payment of the base advisory fees that were previously deferred for the month of October 2020; and (ii) a 30-day deferral of approximately $3 million in base advisory fees with respect to the month of November 2020. The foregoing payments will now be due and payable on December 1, 2020. Additionally, the independent members of the board of directors of the Company waived any claim against Ashford Trust and Ashford Trust’s affiliates and each of their officers and directors for breach of the Advisory Agreement or any damages that may have arisen in absence of such fee deferral.

The foregoing summary is qualified in its entirety by reference to the Advisory Agreement and amendment thereto, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Lismore Agreement

On July 1, 2020, Ashford Trust entered into an amended and restated agreement, effective as of April 6, 2020, with Lismore Capital II LLC (“Lismore”), a subsidiary of the Company, whereby Lismore, acting as agent for Ashford Trust, was engaged to seek maturity extensions, refinancings, forbearances, principal reductions and debt-to-equity conversions of Ashford Trust’s existing mortgage and mezzanine loans (the “Lismore Agreement”).

Absent a waiver, pursuant to the Lismore Agreement, the fees Lismore would be entitled to are approximately $3.3 million in success fees payable in connection with the signed forbearance agreements negotiated in October

2020 with Ashford Trust’s mortgage and mezzanine lenders. On November 5, 2020, the independent members of the board of directors of the Company granted Ashford Trust: (i) an additional 30-day deferral of the payment of Lismore success fees for the month of October 2020; and (ii) a 30-day deferral of any Lismore success fees for the month of November 2020. The foregoing payments will now be due and payable on December 1, 2020. Additionally, the independent members of the board of directors of the Company waived any claim against Ashford Trust and Ashford Trust’s affiliates and each of their officers and directors for breach of the Lismore Agreement or any damages that may have arisen in absence of such fee deferral.

The foregoing summary is qualified in its entirety by reference to the Lismore Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated by reference herein.

Replacement FF&E     Pursuant to the ERFP Agreement

Pursuant to the ERFP Agreement, Ashford Trust is required to replace FF&E for any hotel purchased pursuant to the ERFP Agreement if the hotel is foreclosed upon or otherwise disposed of. On August 21, 2020, Ashford Trust announced that the Embassy Suites New York Manhattan Times Square (a hotel purchased pursuant to the ERFP Agreement) was sold subject to the loan, and the proceeds of the sale were used to repay the mezzanine loans for the property. Thus, absent a waiver, Ashford Trust would have been required to replace the FF&E that the Company acquired in connection with Ashford Trust’s acquisition of the Embassy Suites New York Manhattan Times Square with FF&E from a different hotel owned by Ashford Trust. On November 5, 2020, the independent members of the board of directors of the Company waived the requirement that Ashford Trust provide replacement FF&E for the FF&E the Company transferred in connection with Ashford Trust’s sale of the Embassy Suites New York Manhattan Times Square. Additionally, the independent members of the board of directors of the Company waived any claim against Ashford Trust and Ashford Trust’s affiliates and each of their officers and directors for breach of the ERFP Agreement or any damages that may have arisen in absence of such FF&E waiver.

The foregoing summary is qualified in its entirety by reference to the ERFP Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Amended and Restated Advisory Agreement, dated as of June 10, 2015, by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 12, 2015) (File No. 001-36400)

10.2
Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated as of June 26, 2018, among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC, dated June 26, 2018 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 26, 2018) (File No. 001-36400).

10.3
Amended and Restated Ashford Trust Agreement, dated as of April 6, 2020, by and between Lismore Capital II LLC and Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on July 7, 2020) (File No. 001-36400).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary
Date: November 12, 2020